(d)(3)(i)

AMENDED SCHEDULE A

to the

EXPENSE LIMITATION AGREEMENT

VOYA FUNDS TRUST

OPERATING EXPENSE LIMITS

	Maximum Operating Expense Limit (as a percentage of average net assets)
	Classes
Fund(1)	A	C	I	L	O	P	P2	P3	R	R6	T	W
Voya Floating Rate Fund Initial Term Expires August 1, 2012 Initial Term for Class P Expires August 1, 2014 Term for Class W Expires August 1, 2018 Initial Term for Class T Expires August 1, 2018 Initial Term for Class P3 Expires August 1, 2019	1.00%	1.75%	0.75%	N/A	N/A	0.15%	N/A	0.00%	1.25%	N/A	1.00%	0.75%
Voya GNMA Income Fund Term Expires August 1, 2016 Initial Term for Class T Expires August 1, 2018	0.95%	1.70%	0.65%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.95%	0.70%
Voya Government Money Market Fund II (to be renamed Voya Government Money Market Fund) Initial Term Expires August 1, 2021	0.40%	1.40%	0.40%	0.40%	0.65%	N/A	N/A	N/A	N/A	N/A	N/A	0.40%
Voya High Yield Bond Fund Initial Term for Classes A, B, and C Expires August 1, 2007 Initial Term for Class I Expires August 1, 2010 Initial Term for Class W Expires August 1, 2012 Initial Term for Class P Expires August 1, 2014 Initial Term for Class R Expires August 1, 2015 Initial Term for Class R6 Expires August 1, 2017 Initial Term for Class T Expires August 1, 2018 Initial Term for Class P3 Expires August 1, 2019	1.10%	1.85%	0.85%	N/A	N/A	0.15%	N/A	0.00%	1.35%	0.83%	1.10%	0.85%

(1)    This Agreement shall automatically renew for one-year terms with respect to a Fund unless   otherwise terminated in accordance with the Agreement.

	Maximum Operating Expense Limit (as a percentage of average net assets)
	Classes
Fund(1)	A	C	I	L	O	P	P2	P3	R	R6	T	W
Voya Intermediate Bond Fund Term Expires August 1, 2010 Initial Term for Class R6 Expires August 1, 2014 Initial Term for Class T Expires August 1, 2018 Initial Term for Class P3 Expires August 1, 2019	0.75%	1.50%	0.50%	N/A	0.75%	N/A	N/A	0.00%	1.00%	0.50%	0.75%	0.50%
Voya Short Term Bond Fund Initial Term for Class A, C, I, and W Expires August 1, 2014 Initial Term for Class R6 Expires August 1, 2014 Initial Term for Class R Expires August 1, 2015 Initial Term for Class T Expires August 1, 2018 Initial Term for Class P3 Expires August 1, 2019 Initial Term for Class P2 Expires August 1, 2021	0.80%	1.55%	0.50%	N/A	N/A	N/A	0.15%	0.00%	1.05%	0.47%	0.80%	0.55%

/s/ H.E.
HE

Effective Date:  November 5, 2019 to add Voya Government Money Market Fund II (to be renamed Voya Government Money Market Fund).

(1)    This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.